/Letterhead/                   Schvaneveldt & Company
                            Certified Public Accountant
                          275 East South Temple, Suite 300
                            Salt Lake City, Utah 84111
                                    801-521-2392

Darrell T. Schvaneveldt, C.P.A.


     I consent to the use, in this Form 10-K of our report dated June 25, 1997, on the financial statements of First Mortgage Corporation, dated February 28, 1997, included herein and to the reference made to me.


/S/ Schvaneveldt & Company
Salt Lake City, Utah
July 11, 1997